FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Executive Vice President — Finance (770) 612-2048

GENUINE PARTS COMPANY
REPORTS RECORD SALES AND EARNINGS FOR
THIRD QUARTER AND NINE MONTHS OF 2005

Atlanta, Georgia, October 18, 2005 — Genuine Parts Company (NYSE: GPC) reported record sales and earnings for the third quarter and nine months ended September 30, 2005. Tom Gallagher, Chairman, President and Chief Executive Officer, announced today that sales totaling $2.6 billion were up 9% compared to the third quarter of 2004. Net income was $110.9 million, an increase of 13%, compared to $97.9 million for the third quarter of 2004. On a per share diluted basis, net income was 63 cents, up 12.5% compared to 56 cents for the third quarter last year.

For the nine months ended September 30, 2005, sales totaled $7.4 billion, up 8% compared to the same period in 2004. Net income for the nine months was $328.4 million, an increase of 10% over $299.2 million recorded in the previous year. Earnings per share on a diluted basis were $1.87, up 9% compared to $1.71 for the same period last year.

Mr. Gallagher stated: “The third quarter was our strongest quarter thus far in 2005, and it continues the positive growth pattern we have experienced in each of our business segments dating back to early 2004.

Motion Industries, our Industrial Group, grew sales by 12%, the sixth consecutive quarter of double-digit revenue increases for this group. S.P. Richards, our Office Products Group, had an 8% increase in sales, and this follows a 6% increase in the first quarter and an 8% increase in the second quarter. We are encouraged by another period of steady growth for this group. The Automotive Group produced its strongest quarter of the year, with sales up 8% in the third quarter after reporting increases of 4% and 6% in the first and second quarters, respectively. EIS, our Electrical Group, also contributed to our growth this quarter, with sales up 2%. Excluding the impact of the sale of their Circuit Supply division earlier this year, the on-going operations at EIS improved 10% in the period.”

Mr. Gallagher further commented: “Our financial position has strengthened in 2005 through improvements in working capital and strong earnings growth. The balance sheet at September 30, 2005 remains in excellent condition and we continue to generate strong cash flows.”

Mr. Gallagher concluded: “As we look ahead to the fourth quarter, we continue to maintain a positive outlook on the growth opportunities for our businesses. Our initiatives in the Automotive Group are proving successful and the market conditions in the aftermarket remain favorable for us. In addition, the manufacturing indices for Industrial and Electrical/Electronic reflect continued expansion and the employment numbers for the service sector fit well with our initiatives in the Office Products Group. So, we feel good about the growth potential of the North American markets we serve and we will continue executing our strategies and initiatives to capitalize on this potential and finish the year strong.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen by dialing 877-422-4780, conference ID 1036960. A replay will also be available at 800-642-1687, conference ID 1036960, until 12:00 a.m. ET on November 1, 2005.

Forward Looking Statements

Some statements in this release constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that its forward-looking statements involve risks and uncertainties. The Company undertakes no duty to update its forward-looking statements, which reflect the Company’s beliefs, expectations, and plans as of the present. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, changes in general economic conditions, the growth rate of the market for the Company’s products and services, the ability to maintain favorable supplier arrangements and relationships, competitive product and pricing pressures, including internet-related initiatives, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,555,503	$2,349,283	$7,373,361	$6,843,960
Cost of goods sold	1,777,001	1,649,890	5,097,122	4,764,591

	778,502	699,393	2,276,239	2,079,369
Selling, administrative & other expenses	598,403	541,675	1,744,092	1,595,321

Income before income taxes	180,099	157,718	532,147	484,048
Income taxes	69,223	59,825	203,706	184,810

Net income	$110,876	$97,893	$328,441	$299,238

Basic net income per common share	$.64	$.56	$1.88	$1.71
Diluted net income per common share	$.63	$.56	$1.87	$1.71
Weighted average common shares outstanding	173,929	174,792	174,320	174,648
Dilutive effect of stock options and
non-vested restricted stock awards	956	1,021	968	842

Weighted average common shares outstanding –	174,885	175,813	175,288	175,490

assuming dilution

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2005	2004	2005	2004
	(Unaudited)
	(in thousands, except ratio analysis)

Net sales:
Automotive	$1,329,083	$1,229,943	$3,792,821	$3,575,189
Industrial	711,201	636,693	2,100,532	1,874,599
Office Products	437,799	406,101	1,250,321	1,165,245
Electrical/Electronic Materials	87,041	85,357	255,078	254,263
Other (1)	(9,621)	(8,811)	(25,391)	(25,336)

Total net sales	$2,555,503	$2,349,283	$7,373,361	$6,843,960

Operating profit:
Automotive	$108,551	$101,942	$314,638	$304,695
Industrial	53,680	40,851	152,288	125,149
Office Products	33,638	32,203	115,276	108,651
Electrical/Electronic Materials	4,694	3,780	12,716	11,300

Total operating profit	200,563	178,776	594,918	549,795
Interest expense	(8,159)	(9,307)	(23,369)	(29,154)
Other, net	(12,305)	(11,751)	(39,402)	(36,593)

Income before income taxes	$180,099	$157,718	$532,147	$484,048

Capital expenditures	$18,986	$20,979	$59,310	$46,550

Depreciation and amortization	$17,169	$16,584	$51,429	$49,775

Current ratio			2.9/1	2.9/1

Total debt to total capitalization			15.9%	20.2%

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2005	2004
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$339,505	$284,704
Trade accounts receivable	1,227,836	1,146,965
Inventories	2,157,824	2,163,049
Prepaid expenses and other current assets	167,958	141,848

TOTAL CURRENT ASSETS	3,893,123	3,736,566
Goodwill and other intangible assets	62,478	57,761
Other assets	430,400	339,077
Total property, plant and equipment, net	383,292	339,397

TOTAL ASSETS	$4,769,293	$4,472,801

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,041,335	$861,557
Current portion of long-term debt and other borrowings	908	125,841
Income taxes payable	50,994	60,869
Dividends payable	54,357	52,425
Other current liabilities	183,822	167,426

TOTAL CURRENT LIABILITIES	1,331,416	1,268,118
Long-term debt	500,000	500,000
Other long-term liabilities	109,888	60,739
Deferred income taxes	121,160	113,259
Minority interests in subsidiaries	56,362	52,091
Common stock	173,522	174,630
Retained earnings and other	2,476,945	2,303,964

TOTAL SHAREHOLDERS’ EQUITY	2,650,467	2,478,594

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,769,293	$4,472,801

Note: Certain balance sheet reclassifications have been made to prior year amounts to conform to current year presentation.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2005	2004
	(Unaudited)
	(in thousands)

OPERATING ACTIVITIES:
Net income	$328,441	$299,238

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,429	49,775
Other	6,706	3,337
Changes in operating assets and liabilities	107,251	117,857

NET CASH PROVIDED BY OPERATING ACTIVITIES	493,827	470,207

INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(59,310)	(46,550)
Other	11,428	—

NET CASH USED IN INVESTING ACTIVITIES	(47,882)	(46,550)

FINANCING ACTIVITIES:
Net payments on credit facilities	(59)	(9,559)
Stock options exercised	16,021	31,649
Dividends paid	(161,536)	(156,150)
Purchase of stock	(95,806)	(20,286)

NET CASH USED IN FINANCING ACTIVITIES	(241,380)	(154,346)

NET INCREASE IN CASH AND CASH EQUIVALENTS	204,565	269,311
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	134,940	15,393

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$339,505	$284,704